UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2022

AMERICAN CAMPUS COMMUNITIES, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

American Campus Communities, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on August 4, 2022. At the Special Meeting, the Company’s common stockholders voted on three proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 18, 2022, as it may be amended from time to time, among Abacus Parent LLC, Abacus Merger Sub I LLC, Abacus Merger Sub II LLC, the Company and American Campus Communities Operating Partnership LP, each of which is described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission and first mailed to stockholders on June 16, 2022. The Merger Agreement provides for (1) the merger of the Company with and into Abacus Merger Sub I LLC (the “Company Merger”) and (2) the merger of Abacus Merger Sub II LLC with and into American Campus Communities Operating Partnership LP (together with the Company Merger, the “Mergers”).

As of the close of business on June 14, 2022, the record date for the Special Meeting, there were 139,483,032 shares of common stock of the Company, par value $0.01 per share (the “common stock”), outstanding and entitled to vote, as well as 1,171,141 unvested restricted stock awards entitled to be voted by employees. Each share of common stock was entitled to one vote with respect to each proposal at the Special Meeting. A total of 115,136,535 shares of common stock were voted virtually or by proxy, representing 81.9% of the votes entitled to be cast at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s common stockholders were asked to consider and vote on the following matters:

•	a proposal to approve the Company Merger pursuant to the terms of the Merger Agreement (the “Merger Proposal”); and

•

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers (the “Advisory Compensation Proposal”).

At the Special Meeting, the Company’s common stockholders approved the Merger Proposal and the Advisory Compensation Proposal. Because there were sufficient votes present to approve the Merger Proposal, a third proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, was rendered moot and was not presented.

The final voting results for each proposal are set forth below.

Merger Proposal

At the Special Meeting, the Company’s common stockholders voted to approve the Company Merger. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
114,860,092	262,543	13,899

Advisory Compensation Proposal

At the Special Meeting, the Company’s common stockholders voted to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Mergers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
69,096,595	44,345,733	1,694,206

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

Subject to the satisfaction or waiver of all of the conditions to the closing of the Mergers in the Merger Agreement, the Mergers are expected to be completed on August 9, 2022.

Item 8.01	Other Events

On August 4, 2022, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

99.1	Press Released issued August 4, 2022

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

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